Exhibit 2.3

AMENDMENT NO. 1

to

COMBINATION AGREEMENT

This Amendment (this “Amendment”) to the Combination Agreement (as defined below) by and among Taylor & Martin Group, Inc., a Delaware corporation (“Founder”), Deanco Auction & Real Estate, Co., an Alabama Corporation, Deanco Auto, Inc., an Alabama corporation, Deanco Auction Company of MS, Inc., a Mississippi corporation (each a “Partner Company” and collectively the “Partner Companies”), and Donnie W. Dean (“Partner Company Stockholder”) is hereby entered into and effective as of May 2, 2012. Capitalized terms used and not defined herein shall have the mean ascribed to such terms in the Combination Agreement.

WHEREAS, Founder, Partner Companies and Partner Company Stockholder are party to that certain Combination Agreement dated January 12, 2012 (the “Combination Agreement”)

NOW, THEREFORE, in consideration of the promises and agreements herein contained, the parties hereby agree as follows:

1. Amendment of Agreement.

(a) The Combination Agreement is hereby amended by deleting the definition of “Adjusted EBITDA Purchase Price” in Article I in its entirety and replacing it with:

“‘Adjusted EBITDA Purchase Price’ means $27,000,000.”

(b) The Combination Agreement is hereby amended by deleting the definition of “Real Estate” in Article I in its entirety and replacing it with:

“‘Real Estate’ means the parcels of land identified in the attached “Schedule A”, each owned by Partner Company Stockholder, together with (a) the Fixtures and Improvements located thereon; (b) all easements, rights and privileges appurtenant thereto; (c) any land in the bed of any street or road in front of or adjoining such real property; and (d) any reversionary rights attributable thereto.”

(c) The Combination Agreement is hereby amended by deleting the definition of “Target Adjusted Working Capital” in Article I in its entirety and replacing it with:

“‘Target Adjusted Working Capital’ means $986,000.”

(d) The Combination Agreement is hereby amended by deleting the definition of “Title Company” in Article I in its entirety and replacing it with:

“‘Title Company’ means Prim & Mendheim, P.C., Attorneys at Law, Dothan, Alabama.

(e) The Combination Agreement is hereby amended by replacing the reference to “$10,000,000” in Section 2.1(b) with “$11,000,000.”

(f) The Combination Agreement is hereby amended by deleting in its entirety the following proviso contained in Section 2.1:

“; provided, however, that the Purchase Price shall in no event be less than $25,000,000”

(g) The Combination Agreement is hereby amended by deleting Section 6.10 in its entirety and replacing it with:

“[Section 6.10 [Intentionally Omitted]”

(h) The Combination Agreement is hereby amended by deleting the brackets around “40.0” in Section 9.1(c).

(i) The Combination Agreement is hereby amended by adding the following proviso to the end of the last sentence of Section 9.1(d):

“; provided, however, that such increase or decrease to Adjusted Working Capital shall not require Partner Company Stockholder to make any additional payments to Founder as a result thereof so long as Adjusted Working Capital is equal to or greater than Target Working Capital”

(j) The Combination Agreement is hereby amended by incorporating into Section 17.8 the notice information opposite the Partner Companies’ name and the Partner Company Stockholder’s name on the signature page to this Amendment.

2. Amendment of Partner Company Disclosure Schedule. The Partner Company Disclosure Schedule is hereby amended to add a Section 6.3(e) in the form attached hereto as “Schedule C.”

3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES) AS TO ALL MATTERS INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

4. Continued Validity. Except as set forth in this Amendment, all other provisions of the Combination Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and originals or facsimile counterparts thereof have been delivered to the other party.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TAYLOR & MARTIN GROUP, INC.

	By:	/s/ Rod K. Cutsinger
	Name:	Rod K. Cutsinger
	Title:	Chief Executive Officer

DEANCO AUCTION & REAL ESTATE, CO.

Attention:	By:	/s/ Donnie W. Dean
Telephone:	Name:	Donnie W. Dean
Facsimile:	Title:	President

DEANCO AUTO AUCTION, INC.

Attention:	By:	/s/ Donnie W. Dean
Telephone:	Name:	Donnie W. Dean
Facsimile:	Title:	President

DEANCO AUCTION COMPANY OF MS, INC.

Attention:	By:	/s/ Donnie W. Dean
Telephone:	Name:	Donnie W. Dean
Facsimile:	Title:	President

PARTNER COMPANY STOCKHOLDER:

Attention:	/s/ Donnie W. Dean
Telephone:	Donnie W. Dean
Facsimile:

[Signature Page to Amendment No. 1 to Combination Agreement]

Schedule A to

Combination Agreement

Real Estate attached.

Schedule B to

Combination Agreement

Allocation of cash and Founder Stock attached.

Schedule C to

Combination Agreement

Section 6.3(e) of the Partner Company Disclosure Schedule attached.